Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS FOURTH QUARTER NET INCOME OF $75.3 MILLION

Rockland, Massachusetts (January 22, 2026) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2025 fourth quarter net income of $75.3 million, or $1.52 per diluted share, as compared to 2025 third quarter net income of $34.3 million, or $0.69 per diluted share. Excluding merger-related costs and the one-time provision for credit losses associated with the Company’s third quarter acquisition of Enterprise Bancorp, Inc. (“Enterprise”) and its subsidiary, Enterprise Bank, and their related tax effects, operating net income was $84.4 million, or $1.70 per diluted share for the fourth quarter of 2025 compared to operating net income of $77.4 million, or $1.55 per diluted share for the third quarter of 2025(1).

CEO STATEMENT

“Our fourth quarter results reflect ongoing growth in the Bank’s financial performance, bolstered by the successful integration of our recent Enterprise acquisition,” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “I am grateful to our colleagues for their exceptional teamwork and steadfast commitment to creating meaningful, lasting relationships with our customers. We are energized and well positioned to build on our momentum in the new year.”

FINANCIAL HIGHLIGHTS

•The Company generated a return on average assets and a return on average common equity of 1.20% and 8.38%, respectively, for the fourth quarter of 2025, as compared to 0.55% and 3.82%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and a return on average common equity of 1.34% and 9.38%, respectively, for the fourth quarter of 2025, as compared to 1.23% and 8.63%, respectively, for the prior quarter(1).

•The Company’s net interest margin of 3.77% increased 15 basis points compared to the prior quarter, while the adjusted margin increased 10 basis points to 3.64%(1).

•Average deposit balances were slightly higher for the fourth quarter of 2025 despite a decrease in period end balances of $169.1 million, or 0.8%, as compared to the prior quarter.

•Loan balances of $18.5 billion at December 31, 2025 increased $51.3 million, or 0.3% (1.1% annualized), from the third quarter of 2025.

•The Company repurchased approximately 548,000 shares for $37.5 million during the fourth quarter.

•Tangible book value per share of $47.55 at December 31, 2025 grew by $1.04 from the prior quarter(1).

BALANCE SHEET

Total assets of $24.9 billion at December 31, 2025 decreased $80.3 million, or 0.3%, compared to the prior quarter, driven primarily by decreased cash balances.

Total loans of $18.5 billion at December 31, 2025 increased $51.3 million, or 0.3%, compared to the prior quarter:

•The commercial and industrial portfolio grew $79.5 million, or 1.8% (7.0% annualized), while the combined commercial real estate and construction portfolio was essentially flat for the quarter.

•The total consumer portfolio decreased $21.4 million, or 0.5%, primarily attributable to a decline in the residential real estate portfolio of $43.7 million, or 1.5%, which reflected a higher percentage of loan originations sold in the secondary market as compared to the prior quarter. This decrease was partially offset by increases in the home equity portfolio of $13.5 million, or 1.1% (4.2% annualized).

Total deposits decreased by $169.1 million, or 0.8%, to $20.1 billion at December 31, 2025, as compared to the prior quarter:

•Decrease in period end total deposit balances driven primarily by seasonal outflows in business accounts, while average total deposits increased slightly compared to the prior quarter.

•Overall core deposits comprised 83.7% of total deposits at December 31, 2025, as compared to 83.1% at September 30, 2025.

•Total noninterest bearing demand deposits remained consistent at 27.8% of total deposits at both December 31, 2025 and September 30, 2025.

•The total cost of deposits for the fourth quarter of 1.46% decreased 12 basis points compared to the prior quarter.

Total period end borrowings increased by $50.5 million, or 6.5%, during the fourth quarter of 2025, comprised of $50 million advanced on a working capital line of credit.

The Company’s total securities portfolio remained unchanged from the prior quarter at $3.3 billion:

•New purchases and unrealized gains in the available for sale portfolio of $99.9 million and $9.6 million, respectively, were offset by maturities, calls, and paydowns in the combined available for sale and held to maturity portfolios during the quarter.

•Total securities represented 13.3% of total assets at both December 31, 2025 and September 30, 2025.

Stockholders’ equity at December 31, 2025 increased $18.8 million, or 0.5%, compared to September 30, 2025, due primarily to strong earnings retention and unrealized gains on available for sale securities recognized in other comprehensive income, partially offset by the impact of dividends and share repurchases made during the quarter:

•During the fourth quarter of 2025, the Company executed on its previously announced $150 million stock repurchase plan, buying back approximately 548,000 shares of common stock for $37.5 million at an average price per share of $68.39.

•The Company’s ratio of common equity to assets of 14.31% at December 31, 2025 represented an increase of 12 basis points from September 30, 2025.

•The Company’s ratio of tangible common equity to tangible assets of 9.88% at December 31, 2025 represented an increase of 13 basis points from the prior quarter and decrease of 98 basis points from the year ago period(1).

•The Company’s book value per share increased by $1.17, or 1.6%, to $72.41 at December 31, 2025 as compared to the prior quarter.

•The Company’s tangible book value per share at December 31, 2025 grew by $1.04, or 2.2%, from the prior quarter to $47.55, and grew by 1.3% from the year ago period(1).

NET INTEREST INCOME

Net interest income for the fourth quarter of 2025 increased $9.2 million, or 4.5%, to $212.5 million, as compared to $203.3 million for the prior quarter:

•The net interest margin of 3.77% increased 15 basis points when compared to the prior quarter, and the adjusted margin of 3.64% increased 10 basis points, driven primarily by lower deposit costs.

•Total loan yields increased 3 basis points to 5.74% from 5.71%, driven primarily by loan purchase accounting accretion and fixed-rate asset repricing, offset by short term floating rate yield declines impacted by Federal Reserve rate cuts during the quarter. Securities yields increased 12 basis points to 2.96% for the current quarter as compared to the prior quarter, primarily attributable to the repricing benefit.

•The Company’s overall cost of funding decreased 12 basis points to 1.60% for the fourth quarter of 2025 as compared to 1.72% for the prior quarter, driven by a lower cost of deposits.

NONINTEREST INCOME

Noninterest income of $41.4 million for the fourth quarter of 2025 represented an increase of $1.0 million, or 2.6%, as compared to the prior quarter. Significant changes in noninterest income for the fourth quarter of 2025 compared to the prior quarter included the following:

•Deposit account fees increased by $253,000, or 2.9%, driven primarily by increases in cash management service fees.

•Interchange and ATM fees decreased by $608,000, or 10.2%, primarily due to timing of vendor rebates and slightly lower volume.
•The Company received proceeds on life insurance policies resulting in a gain of $315,000 during the fourth quarter of 2025. No such gains were recognized during the third quarter of 2025.

•Other noninterest income increased by $1.0 million, or 15.7%, driven primarily by realized investment income on equity securities.

NONINTEREST EXPENSE

Noninterest expense of $154.4 million for the fourth quarter of 2025 represented a decrease of $6.5 million, or 4.0%, as compared to the prior quarter. The decrease was driven primarily by an $11.6 million reduction in merger and acquisition expenses, offset by approximately $5.1 million of elevated costs in certain expenses, as noted below:

•The Company incurred merger and acquisition expenses of $12.3 million in the fourth quarter of 2025 and $23.9 million in the third quarter of 2025, all of which were related to the Company’s acquisition of Enterprise. The majority of the merger expenses related to change in control and severance contracts, vendor and systems contract terminations, as well as legal and professional fees.

•Salaries and employee benefits increased by $448,000, or 0.6%, due primarily to $2.0 million of increased incentive compensation expense as well as increases in split dollar insurance valuations of $275,000, partially offset by lower base salaries.

•Occupancy and equipment expenses increased by $629,000, or 4.2%, primarily attributable to $325,000 in snow removal costs.

•FDIC assessment increased $979,000, or 31.8%, driven primarily by an increased assessment rate and quarterly timing differences.
•Other noninterest expense increased by $3.1 million, or 11.2%, driven primarily by increases in consultant fees related to an upcoming core system upgrade of $775,000 and quarterly valuation changes on equity securities of $750,000.

The Company’s quarterly effective tax rate decreased to 20.54% for the fourth quarter of 2025 from 22.81% for the prior quarter. The decrease was due to one-time discrete adjustments combined with revised estimates based on full year results.

ASSET QUALITY

During the fourth quarter, the Company’s key asset quality activity and metrics were as follows:

•Nonperforming loans decreased to $83.6 million at December 31, 2025, as compared to $86.6 million at September 30, 2025, representing 0.45% and 0.47% of total loans, respectively.

•Delinquencies as a percentage of total loans decreased 17 basis points from the prior quarter to 0.32% at December 31, 2025.

•Net charge-offs increased to $5.3 million, as compared to $1.8 million for the prior quarter, representing 0.12% and 0.04%, respectively, of average loans annualized. The largest individual charge-off in the quarter was $4.0 million related to a commercial and industrial loan that was fully reserved for in the prior quarter.

•The fourth quarter provision for credit losses decreased to $4.8 million, as compared to $38.5 million for the prior quarter, which included $34.5 million related to non-purchased credit deteriorated loans acquired from Enterprise.

•Total criticized and classified commercial loans decreased $46.0 million, or 8.9%, to $472.8 million at December 31, 2025, as compared to $518.9 million at September 30, 2025.

•The allowance for credit losses on total loans decreased to $189.9 million at December 31, 2025 compared to $190.5 million at September 30, 2025, and represented 1.03% of total loans at both December 31, 2025 and September 30, 2025.

(1)Represents a non-GAAP measure. See Appendices B through D for reconciliation of the corresponding GAAP measures.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 23, 2026.

Participants may join the webcast by registering prior to the call via this link: https://events.q4inc.com/attendee/146435573. A replay of the webcast will be made available on the Company’s website at https://indb.rocklandtrust.com by selecting Fourth Quarter 2025 Earnings Conference Call. The webcast replay will be available until January 23, 2027.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. (Nasdaq Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts, Worcester County, and Southern New Hampshire, as well as commercial banking and investment management offices in Massachusetts, New Hampshire, and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits and significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•political and policy uncertainties, changes in U.S. and international trade policies, such as tariffs or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, including international conflicts and hostilities;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company’s business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;

•risks related to the Company’s acquisition activities, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence (“AI”);
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or the introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business;
•risks related to the development and use of AI by the Company, its third-party vendors, clients and counterparties; and
•any unexpected material adverse changes in the Company’s operations or earnings.

The Company cautions readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described above and in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, adjusted net interest margin (“adjusted margin”), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets, and operating return on average common equity exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its adjusted margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at an adjusted margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets,” defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, adjusted margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Investor Relations:
Gerry Cronin
Director of Investor Relations

(774) 363-9872
Gerard.Cronin@rocklandtrust.com

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	December 31 2025	September 30 2025	December 31 2024	Dec 2025 vs.	Dec 2025 vs.
				Sept 2025	Dec 2024
Assets
Cash and due from banks	$229,770	$203,388	$187,849	12.97%	22.32%
Interest-earning deposits with banks	542,132	707,408	32,041	(23.36)%	1,591.99%
Securities
Trading	4,720	4,611	4,245	2.36%	11.19%
Equities	21,581	21,567	21,204	0.06%	1.78%
Available for sale	2,004,247	1,941,220	1,250,944	3.25%	60.22%
Held to maturity	1,279,027	1,357,617	1,434,956	(5.79)%	(10.87)%
Total securities	3,309,575	3,325,015	2,711,349	(0.46)%	22.06%
Loans held for sale	35,909	17,052	7,271	110.59%	393.87%
Loans
Commercial and industrial	4,611,789	4,532,294	3,246,455	1.75%	42.06%
Commercial real estate	8,275,408	8,241,458	6,839,705	0.41%	20.99%
Commercial construction	1,399,193	1,439,876	782,078	(2.83)%	78.91%
Total commercial	14,286,390	14,213,628	10,868,238	0.51%	31.45%
Residential real estate	2,873,443	2,917,101	2,460,600	(1.50)%	16.78%
Home equity - first position	506,764	511,482	490,115	(0.92)%	3.40%
Home equity - subordinate positions	790,898	772,657	650,053	2.36%	21.67%
Total consumer real estate	4,171,105	4,201,240	3,600,768	(0.72)%	15.84%
Other consumer	46,282	37,575	39,372	23.17%	17.55%
Total loans	18,503,777	18,452,443	14,508,378	0.28%	27.54%
Less: allowance for credit losses	(189,877)	(190,476)	(169,984)	(0.31)%	11.70%
Net loans	18,313,900	18,261,967	14,338,394	0.28%	27.73%
Federal Home Loan Bank stock	21,835	21,835	31,573	—%	(30.84)%
Bank premises and equipment, net	218,190	221,165	193,320	(1.35)%	12.86%
Goodwill	1,090,610	1,090,610	985,072	—%	10.71%
Other intangible assets	133,576	140,632	12,284	(5.02)%	987.40%
Cash surrender value of life insurance policies	378,576	376,163	303,965	0.64%	24.55%
Other assets	638,823	628,004	570,447	1.72%	11.99%
Total assets	$24,912,896	$24,993,239	$19,373,565	(0.32)%	28.59%
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing demand deposits	$5,600,955	$5,635,911	$4,390,703	(0.62)%	27.56%
Savings and interest checking (1)	6,482,970	6,492,791	5,207,548	(0.15)%	24.49%
Money market (1)	4,774,645	4,747,179	2,960,381	0.58%	61.28%
Time certificates of deposit	3,268,220	3,419,988	2,747,346	(4.44)%	18.96%
Total deposits	20,126,790	20,295,869	15,305,978	(0.83)%	31.50%
Borrowings
Federal Home Loan Bank and other borrowings	416,549	416,240	638,514	0.07%	(34.76)%
Line of credit, net	49,953	—	—	100.00%	100.00%
Junior subordinated debentures, net	62,862	62,862	62,860	—%	—%
Subordinated debentures, net	296,483	296,275	—	0.07%	100.00%
Total borrowings	825,847	775,377	701,374	6.51%	17.75%
Total deposits and borrowings	20,952,637	21,071,246	16,007,352	(0.56)%	30.89%
Other liabilities	394,531	375,106	373,093	5.18%	5.75%
Total liabilities	21,347,168	21,446,352	16,380,445	(0.46)%	30.32%
Stockholders’ equity
Common stock	490	495	423	(1.01)%	15.84%
Additional paid in capital	2,335,879	2,371,111	1,909,980	(1.49)%	22.30%

Retained earnings	1,269,113	1,222,843	1,172,724	3.78%	8.22%
Accumulated other comprehensive loss, net of tax	(39,754)	(47,562)	(90,007)	(16.42)%	(55.83)%
Total stockholders' equity	3,565,728	3,546,887	2,993,120	0.53%	19.13%
Total liabilities and stockholders’ equity	$24,912,896	$24,993,239	$19,373,565	(0.32)%	28.59%

(1)Savings and interest checking and money market balances as of September 30, 2025 vary from amounts previously reported in the Company’s third quarter 2025 earnings release and quarterly report on Form 10-Q. The Company previously reported approximately $618.8 million of reciprocal deposits in the savings and interest category, which based upon further review by the Company subsequent to the system conversion of Enterprise, related to money market accounts and therefore should have been reported within the money market category. The Company determined that these corrections were not material to the previously issued interim consolidated financial statements. Reported amounts throughout this earnings release are reflective of this reclassification, where applicable.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	December 31 2025	September 30 2025	December 31 2024	Dec 2025 vs.	Dec 2025 vs.
				Sept 2025	Dec 2024
Interest income
Interest on federal funds sold and short-term investments	$6,690	$7,245	$3,154	(7.66)%	112.11%
Interest and dividends on securities	24,924	23,511	14,807	6.01%	68.33%
Interest and fees on loans	265,582	263,772	198,177	0.69%	34.01%
Interest on loans held for sale	339	225	182	50.67%	86.26%
Total interest income	297,535	294,753	216,320	0.94%	37.54%
Interest expense
Interest on deposits	74,378	80,739	64,188	(7.88)%	15.88%
Interest on borrowings	10,671	10,670	7,471	0.01%	42.83%
Total interest expense	85,049	91,409	71,659	(6.96)%	18.69%
Net interest income	212,486	203,344	144,661	4.50%	46.89%
Provision for credit losses	4,750	38,519	7,500	(87.67)%	(36.67)%
Net interest income after provision for credit losses	207,736	164,825	137,161	26.03%	51.45%
Noninterest income
Deposit account fees	9,100	8,847	7,116	2.86%	27.88%
Interchange and ATM fees	5,381	5,989	4,880	(10.15)%	10.27%
Investment management and advisory	13,793	13,652	10,783	1.03%	27.91%
Mortgage banking income	1,274	1,444	1,055	(11.77)%	20.76%
Increase in cash surrender value of life insurance policies	2,702	2,629	2,152	2.78%	25.56%
Gain on life insurance benefits	315	—	194	100.00%	62.37%
Loan level derivative income	1,232	1,224	439	0.65%	180.64%
Other noninterest income	7,648	6,613	5,572	15.65%	37.26%
Total noninterest income	41,445	40,398	32,191	2.59%	28.75%
Noninterest expenses
Salaries and employee benefits	81,580	81,132	59,209	0.55%	37.78%
Occupancy and equipment expenses	15,604	14,975	13,399	4.20%	16.46%
Data processing and facilities management	2,967	2,788	2,559	6.42%	15.94%
FDIC assessment	4,059	3,080	2,588	31.79%	56.84%
Amortization of intangible assets	7,054	7,315	1,417	(3.57)%	397.81%
Merger and acquisition expense	12,348	23,893	1,902	(48.32)%	549.21%
Other noninterest expenses	30,758	27,653	25,348	11.23%	21.34%
Total noninterest expenses	154,370	160,836	106,422	(4.02)%	45.05%
Income before income taxes	94,811	44,387	62,930	113.60%	50.66%
Provision for income taxes	19,476	10,125	12,897	92.36%	51.01%
Net Income	$75,335	$34,262	$50,033	119.88%	50.57%

Weighted average common shares (basic)	49,452,717	49,934,574	42,494,409
Common share equivalents	23,623	22,433	20,432
Weighted average common shares (diluted)	49,476,340	49,957,007	42,514,841

Basic earnings per share	$1.52	$0.69	$1.18	120.29%	28.81%
Diluted earnings per share	$1.52	$0.69	$1.18	120.29%	28.81%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$75,335	$34,262	$50,033
Provision for non-PCD acquired loans	—	34,519	—
Noninterest expense components
Add - merger and acquisition expenses	12,348	23,893	1,902
Noncore increases to income before taxes	12,348	58,412	1,902
Net taxes associated with noncore items (1)	(3,326)	(15,320)	(535)
Noncore increases to net income	9,022	43,092	1,367
Operating net income (Non-GAAP)	$84,357	$77,354	$51,400	9.05%	64.12%

Diluted earnings per share, on an operating basis (Non-GAAP)	$1.70	$1.55	$1.21	9.68%	40.50%

(1) The net taxes associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.77%	3.62%	3.33%
Return on average assets (calculated by dividing net income by average assets) (GAAP)	1.20%	0.55%	1.02%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.34%	1.23%	1.05%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	8.38%	3.82%	6.64%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	9.38%	8.63%	6.82%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	12.77%	5.85%	9.96%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	14.30%	13.22%	10.23%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	16.32%	16.57%	18.20%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	16.32%	16.57%	18.20%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	60.79%	65.99%	60.18%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	55.93%	56.18%	59.10%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Years Ended
			% Change
	December 31 2025	December 31 2024	Dec 2025 vs.
			Dec 2024

Interest income
Interest on federal funds sold and short-term investments	$19,766	$5,669	248.67%
Interest and dividends on securities	79,613	57,098	39.43%
Interest and fees on loans	922,225	789,274	16.84%
Interest on loans held for sale	796	712	11.80%
Total interest income	1,022,400	852,753	19.89%
Interest expense
Interest on deposits	274,396	246,962	11.11%
Interest on borrowings	39,173	44,062	(11.10)%
Total interest expense	313,569	291,024	7.75%
Net interest income	708,831	561,729	26.19%
Provision for credit losses	65,469	36,250	80.60%
Net interest income after provision for credit losses	643,362	525,479	22.43%
Noninterest income
Deposit account fees	32,141	26,455	21.49%
Interchange and ATM fees	20,989	19,055	10.15%
Investment management and advisory	50,045	42,744	17.08%
Mortgage banking income	4,531	4,143	9.37%
Increase in cash surrender value of life insurance policies	9,434	8,086	16.67%
Gain on life insurance benefits	1,965	457	329.98%
Loan level derivative income	3,564	2,117	68.35%
Other noninterest income	26,020	24,957	4.26%
Total noninterest income	148,689	128,014	16.15%
Noninterest expenses
Salaries and employee benefits	287,499	233,653	23.05%
Occupancy and equipment expenses	57,596	52,072	10.61%
Data processing and facilities management	11,180	9,957	12.28%
FDIC assessment	12,500	10,892	14.76%
Amortization of intangible assets	16,910	5,905	186.37%
Merger and acquisition expense	39,635	1,902	1,983.86%
Other noninterest expenses	104,561	91,985	13.67%
Total noninterest expenses	529,881	406,366	30.40%
Income before income taxes	262,170	247,127	6.09%
Provision for income taxes	57,048	55,046	3.64%
Net Income	$205,122	$192,081	6.79%

Weighted average common shares (basic)	46,169,692	42,499,492
Common share equivalents	21,390	12,309
Weighted average common shares (diluted)	46,191,082	42,511,801

Basic earnings per share	$4.44	$4.52	(1.77)%
Diluted earnings per share	$4.44	$4.52	(1.77)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$205,122	$192,081
Provision for non-PCD acquired loans	34,519	—
Noninterest expense components
Add - merger and acquisition expenses	39,635	1,902

Noncore increases to income before taxes	74,154	1,902
Net taxes associated with noncore items (1)	(19,239)	(535)
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	381	—
Total tax impact	(18,858)	(535)
Noncore increases to net income	55,296	1,367
Operating net income (Non-GAAP)	$260,418	$193,448	34.62%

Diluted earnings per share, on an operating basis (Non-GAAP)	$5.64	$4.55	23.96%

(1) The net taxes associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.57%	3.28%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	0.92%	0.99%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.17%	1.00%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.20%	6.53%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	7.87%	6.57%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	9.35%	9.89%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	11.87%	9.96%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	17.34%	18.56%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	17.34%	18.56%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	61.79%	58.92%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	57.17%	58.64%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	December 31 2025	September 30 2025	December 31 2024
Nonperforming loans
Commercial & industrial loans	$9,160	$23,173	$14,454
Commercial real estate loans	50,515	29,216	74,343
Commercial construction loans	3,693	15,516	—
Residential real estate loans	15,043	14,406	10,243
Home equity	5,102	4,244	2,479
Other consumer	44	42	10
Total nonperforming loans	83,557	86,597	101,529
Other real estate owned	2,100	2,100	—
Total nonperforming assets	$85,657	$88,697	$101,529

Nonperforming loans/gross loans	0.45%	0.47%	0.70%
Nonperforming assets/total assets	0.34%	0.35%	0.52%
Allowance for credit losses/nonperforming loans	227.24%	219.96%	167.42%
Allowance for credit losses/total loans	1.03%	1.03%	1.17%
Delinquent loans/total loans	0.32%	0.49%	0.60%

	Nonperforming Assets Reconciliation for the Three Months Ended
	December 31 2025	September 30 2025	December 31 2024

Nonperforming assets beginning balance	$88,697	$58,317	$104,358
Enterprise nonperforming assets at July 1, 2025	—	24,487	—
New to nonperforming	29,374	16,767	5,065
Loans charged-off	(5,768)	(2,670)	(1,652)
Loans paid-off	(20,098)	(6,983)	(4,975)
Loans restored to performing status	(4,350)	(1,404)	(1,234)
Sale of other real estate owned	—	—	(110)
Other	(2,198)	183	77
Nonperforming assets ending balance	$85,657	$88,697	$101,529

	Net Charge-Offs (Recoveries)
	Three Months Ended			Years Ended
	December 31 2025	September 30 2025	December 31 2024	December 31 2025	December 31 2024
Net charge-offs (recoveries)
Commercial and industrial loans	$4,555	$1,178	$325	$8,678	$6,399
Commercial real estate loans	28	21	—	43,392	—
Home equity	(15)	(12)	283	2	37
Other consumer	781	649	604	2,524	2,052
Total net charge-offs	$5,349	$1,836	$1,212	$54,596	$8,488

Net charge-offs to average loans (annualized)	0.12%	0.04%	0.03%	0.33%	0.06%

BALANCE SHEET AND CAPITAL RATIOS
	December 31 2025	September 30 2025	December 31 2024
Gross loans/total deposits	91.94%	90.92%	94.79%
Common equity tier 1 capital ratio (1)	12.85%	12.84%	14.65%
Tier 1 leverage capital ratio (1)	10.15%	10.11%	11.32%
Common equity to assets ratio GAAP	14.31%	14.19%	15.45%
Tangible common equity to tangible assets ratio (2)	9.88%	9.75%	10.86%
Book value per share GAAP	$72.41	$71.24	$70.43
Tangible book value per share (2)	$47.55	$46.51	$46.96
(1) Estimated number for December 31, 2025.
(2) See Appendix B for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$673,878	$6,690	3.94%	$688,394	$7,245	4.18%	$270,603	$3,154	4.64%
Securities
Securities - trading	4,644	—	—%	4,613	—	—%	4,366	—	—%
Securities - taxable investments	3,323,714	24,790	2.96%	3,253,928	23,303	2.84%	2,743,469	14,805	2.15%
Securities - nontaxable investments (1)	14,047	169	4.77%	34,803	263	3.00%	195	2	4.08%
Total securities	$3,342,405	$24,959	2.96%	$3,293,344	$23,566	2.84%	$2,748,030	$14,807	2.14%
Loans held for sale	24,680	339	5.45%	15,632	225	5.71%	12,882	182	5.62%
Loans
Commercial and industrial (1)	4,556,277	70,467	6.14%	4,485,053	70,869	6.27%	3,168,028	48,883	6.14%
Commercial real estate (1)	8,263,339	115,746	5.56%	8,270,774	112,855	5.41%	6,827,896	89,779	5.23%
Commercial construction (1)	1,397,668	24,618	6.99%	1,446,615	24,750	6.79%	777,094	13,805	7.07%
Total commercial	14,217,284	210,831	5.88%	14,202,442	208,474	5.82%	10,773,018	152,467	5.63%
Residential real estate	2,895,216	34,847	4.78%	2,913,749	34,813	4.74%	2,446,478	27,325	4.44%
Home equity	1,288,744	20,498	6.31%	1,275,945	21,173	6.58%	1,134,521	18,901	6.63%
Total consumer real estate	4,183,960	55,345	5.25%	4,189,694	55,986	5.30%	3,580,999	46,226	5.14%
Other consumer	41,897	741	7.02%	40,726	644	6.27%	37,960	663	6.95%
Total loans	$18,443,141	$266,917	5.74%	$18,432,862	$265,104	5.71%	$14,391,977	$199,356	5.51%
Total interest-earning assets	$22,484,104	$298,905	5.27%	$22,430,232	$296,140	5.24%	$17,423,492	$217,499	4.97%
Cash and due from banks	228,939			214,626			181,566
Federal Home Loan Bank stock	21,835			22,206			29,944
Other assets	2,230,165			2,263,385			1,801,204
Total assets	$24,965,043			$24,930,449			$19,436,206
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$6,355,726	$15,118	0.94%	$6,333,611	$18,927	1.19%	$5,181,107	$17,171	1.32%
Money market	4,829,717	29,949	2.46%	4,749,763	30,019	2.51%	3,012,556	17,612	2.33%
Time deposits	3,336,280	29,311	3.49%	3,466,139	31,793	3.64%	2,779,704	29,405	4.21%
Total interest-bearing deposits	$14,521,723	$74,378	2.03%	$14,549,513	$80,739	2.20%	$10,973,367	$64,188	2.33%
Borrowings
Federal Home Loan Bank and other borrowings	416,368	3,973	3.79%	416,074	3,946	3.76%	601,842	6,396	4.23%
Line of Credit	7,559	116	6.09%	—	—	—%	—	—	—%
Junior subordinated debentures	62,862	936	5.91%	62,861	981	6.19%	62,860	1,075	6.80%
Subordinated debentures	296,372	5,646	7.56%	305,280	5,743	7.46%	—	—	—%
Total borrowings	$783,161	$10,671	5.41%	$784,215	$10,670	5.40%	$664,702	$7,471	4.47%
Total interest-bearing liabilities	$15,304,884	$85,049	2.20%	$15,333,728	$91,409	2.37%	$11,638,069	$71,659	2.45%
Noninterest-bearing demand deposits	5,751,348			5,699,765			4,481,669
Other liabilities	340,775			339,116			319,220
Total liabilities	$21,397,007			$21,372,609			$16,438,958

Stockholders’ equity	3,568,036			3,557,840			2,997,248
Total liabilities and stockholders’ equity	$24,965,043			$24,930,449			$19,436,206

Net interest income		$213,856			$204,731			$145,840

Interest rate spread (2)			3.07%			2.87%			2.52%

Net interest margin (3)			3.77%			3.62%			3.33%

Supplemental Information
Total deposits, including demand deposits	$20,273,071	$74,378		$20,249,278	$80,739		$15,455,036	$64,188
Cost of total deposits			1.46%			1.58%			1.65%
Total funding liabilities, including demand deposits	$21,056,232	$85,049		$21,033,493	$91,409		$16,119,738	$71,659
Cost of total funding liabilities			1.60%			1.72%			1.77%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $1.4 million for each of the three months ended December 31, 2025 and September 30, 2025, and $1.2 million for the three months ended December 31, 2024, determined by applying the Company’s marginal tax rates in effect during each respective quarter.

(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Years Ended
	December 31, 2025			December 31, 2024
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$479,484	$19,766	4.12%	$125,066	$5,669	4.53%
Securities
Securities - trading	4,642	—	—%	4,562	—	—%
Securities - taxable investments	3,017,694	79,268	2.63%	2,791,246	57,092	2.05%
Securities - nontaxable investments (1)	12,410	435	3.51%	192	7	3.65%
Total securities	$3,034,746	$79,703	2.63%	$2,796,000	$57,099	2.04%
Loans held for sale	14,191	796	5.61%	11,960	712	5.95%
Loans
Commercial and industrial (1)	3,919,199	243,517	6.21%	3,166,715	195,751	6.18%
Commercial real estate (1)	7,508,938	401,783	5.35%	6,811,838	354,941	5.21%
Commercial construction (1)	1,112,459	76,301	6.86%	800,254	58,455	7.30%
Total commercial	12,540,596	721,601	5.75%	10,778,807	609,147	5.65%
Residential real estate	2,688,113	125,455	4.67%	2,434,114	106,797	4.39%
Home equity	1,216,821	77,589	6.38%	1,115,598	75,543	6.77%
Total consumer real estate	3,904,934	203,044	5.20%	3,549,712	182,340	5.14%
Other consumer	39,286	2,560	6.52%	33,761	2,530	7.49%
Total loans	$16,484,816	$927,205	5.62%	$14,362,280	$794,017	5.53%
Total interest-earning assets	$20,013,237	$1,027,470	5.13%	$17,295,306	$857,497	4.96%
Cash and due from banks	209,413			179,955
Federal Home Loan Bank stock	23,627			37,155
Other assets	2,051,126			1,831,516
Total assets	$22,297,403			$19,343,932
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,786,258	$66,760	1.15%	$5,169,237	$66,334	1.28%
Money market	4,019,900	96,768	2.41%	2,941,539	69,998	2.38%
Time deposits	3,060,719	110,868	3.62%	2,600,190	110,630	4.25%
Total interest-bearing deposits	$12,866,877	$274,396	2.13%	$10,710,966	$246,962	2.31%
Borrowings
Federal Home Loan Bank and other borrowings	452,675	17,718	3.91%	840,611	39,048	4.65%
Line of Credit	1,905	116	6.09%	—	—	—%
Junior subordinated debentures	62,861	3,867	6.15%	62,859	4,506	7.17%
Subordinated debentures	231,228	17,472	7.56%	10,107	508	5.03%
Total borrowings	$748,669	$39,173	5.23%	$913,577	$44,062	4.82%
Total interest-bearing liabilities	$13,615,546	$313,569	2.30%	$11,624,543	$291,024	2.50%
Noninterest-bearing demand deposits	5,047,869			4,431,303
Other liabilities	325,414			345,286
Total liabilities	$18,988,829			$16,401,132
Stockholders’ equity	3,308,574			2,942,800
Total liabilities and stockholders’ equity	$22,297,403			$19,343,932

Net interest income		$713,901			$566,473

Interest rate spread (2)			2.83%			2.46%

Net interest margin (3)			3.57%			3.28%

Supplemental Information
Total deposits, including demand deposits	$17,914,746	$274,396		$15,142,269	$246,962
Cost of total deposits			1.53%			1.63%
Total funding liabilities, including demand deposits	$18,663,415	$313,569		$16,055,846	$291,024
Cost of total funding liabilities			1.68%			1.81%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $5.1 million and $4.7 million for the years ended December 31, 2025 and 2024, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year’s presentation.

APPENDIX A: Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)

	Year-over-Year
	December 31 2025	December 31 2024	Enterprise Balances Acquired	Organic Growth/(Decline)	Organic Growth/(Decline)%
Loans
Commercial and industrial	$4,611,789	$3,246,455	$979,072	$386,262	9.14%
Commercial real estate	8,275,408	6,839,705	1,742,275	(306,572)	(3.57)%
Commercial construction	1,399,193	782,078	664,281	(47,166)	(3.26)%
Total commercial	14,286,390	10,868,238	3,385,628	32,524	0.23%
Residential real estate	2,873,443	2,460,600	425,695	(12,852)	(0.45)%
Home equity	1,297,662	1,140,168	95,096	62,398	5.05%
Total consumer real estate	4,171,105	3,600,768	520,791	49,546	1.20%
Total other consumer	46,282	39,372	6,693	217	0.47%
Total loans	$18,503,777	$14,508,378	$3,913,112	$82,287	0.45%

Deposits
Noninterest-bearing demand deposits	$5,600,955	$4,390,703	$1,040,758	$169,494	3.12%
Savings and interest checking	6,482,970	5,207,548	1,170,875	104,547	1.64%
Money market	4,774,645	2,960,381	1,411,120	403,144	9.22%
Time certificates of deposit	3,268,220	2,747,346	739,957	(219,083)	(6.28)%
Total deposits	$20,126,790	$15,305,978	$4,362,710	$458,102	2.33%

APPENDIX B: NON-GAAP Reconciliation of Balance Sheet Metrics
(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company’s tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	December 31 2025	September 30 2025	December 31 2024
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders’ equity (GAAP)	$3,565,728	$3,546,887	$2,993,120	(a)
Less: Goodwill and other intangibles	1,224,186	1,231,242	997,356
Tangible common equity (Non-GAAP)	$2,341,542	$2,315,645	$1,995,764	(b)
Tangible assets
Assets (GAAP)	$24,912,896	$24,993,239	$19,373,565	(c)
Less: Goodwill and other intangibles	1,224,186	1,231,242	997,356
Tangible assets (Non-GAAP)	$23,688,710	$23,761,997	$18,376,209	(d)

Common Shares	49,243,813	49,787,305	42,500,611	(e)

Common equity to assets ratio (GAAP)	14.31%	14.19%	15.45%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	9.88%	9.75%	10.86%	(b/d)
Book value per share (GAAP)	$72.41	$71.24	$70.43	(a/e)
Tangible book value per share (Non-GAAP)	$47.55	$46.51	$46.96	(b/e)

APPENDIX C: Non-GAAP Reconciliation of Earnings Metrics

The following table summarizes the impact of noncore items on the Company’s calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated, and the average assets used to calculate return on average assets and operating return on average assets:

(Unaudited, dollars in thousands)	Three Months Ended			Years Ended
	December 31 2025	September 30 2025	December 31 2024	December 31 2025	December 31 2024
Net interest income (GAAP)	$212,486	$203,344	$144,661	$708,831	$561,729

Noninterest income (GAAP)	$41,445	$40,398	$32,191	$148,689	$128,014

Total revenue (GAAP)	$253,931	$243,742	$176,852	$857,520	$689,743

Noninterest expense (GAAP)	$154,370	$160,836	$106,422	$529,881	$406,366
Less:
Merger and acquisition expense	12,348	23,893	1,902	39,635	1,902
Noninterest expense on an operating basis (Non-GAAP)	$142,022	$136,943	$104,520	$490,246	$404,464

Average assets	$24,965,043	$24,930,449	$19,436,206	$22,297,403	$19,343,932

Average common equity (GAAP)	$3,568,036	$3,557,840	$2,997,248	$3,308,574	$2,942,800
Less: Average goodwill and other intangibles	1,227,889	1,236,109	998,004	1,115,003	1,000,263
Tangible average tangible common equity (Non-GAAP)	$2,340,147	$2,321,731	$1,999,244	$2,193,571	$1,942,537

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)
Net income (GAAP)	$75,335	$34,262	$50,033	$205,122	$192,081
Provision for non-PCD acquired loans	—	34,519	—	34,519	—
Noninterest expense components
Add - merger and acquisition expenses	12,348	23,893	1,902	39,635	1,902
Noncore increases to income before taxes	12,348	58,412	1,902	74,154	1,902
Net taxes associated with noncore items (1)	(3,326)	(15,320)	(535)	(19,239)	(535)
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	—	—	—	381	—
Total tax impact	(3,326)	(15,320)	(535)	(18,858)	(535)
Noncore increases to net income	9,022	43,092	1,367	55,296	1,367
Operating net income (Non-GAAP)	$84,357	$77,354	$51,400	$260,418	$193,448

(1) The net taxes associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

Ratios
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.20%	0.55%	1.02%	0.92%	0.99%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.34%	1.23%	1.05%	1.17%	1.00%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.38%	3.82%	6.64%	6.20%	6.53%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	9.38%	8.63%	6.82%	7.87%	6.57%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	12.77%	5.85%	9.96%	9.35%	9.89%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	14.30%	13.22%	10.23%	11.87%	9.96%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by total revenue)	16.32%	16.57%	18.20%	17.34%	18.56%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by total revenue)	16.32%	16.57%	18.20%	17.34%	18.56%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	60.79%	65.99%	60.18%	61.79%	58.92%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	55.93%	56.18%	59.10%	57.17%	58.64%

APPENDIX D: Net Interest Margin Analysis & Non-GAAP Reconciliation of Adjusted Margin

(Unaudited, dollars in thousands)	Three Months Ended
	December 31, 2025			September 30, 2025
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
Reported total interest earning assets	$22,484,104	$213,856	3.77%	$22,430,232	$204,731	3.62%
Acquisition fair value marks:
Loan accretion		(6,275)	(0.11)%		(4,729)	(0.08)%

Nonaccrual interest, net		(1,117)	(0.02)%		(84)	—%

Other adjustments	(1,842)	(407)	—%	(2,088)	129	—%

Adjusted margin (Non-GAAP)	$22,482,262	$206,057	3.64%	$22,428,144	$200,047	3.54%